UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2014

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3520 Kraft Rd, Suite 300

Naples, FL 34105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 403-4600

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Share Purchase Agreement

On July 21, 2014, ACI Worldwide Corp., a Nebraska corporation (“ACI US”) (a wholly-owned subsidiary of ACI Worldwide, Inc., a Delaware corporation (“ACI”)), Applied Communications Inc. U.K. Holding Limited, a private limited company registered in England and Wales (“ACI UK”) (an indirect, wholly-owned subsidiary of ACI), Retail Decisions Limited, a private limited company registered in England and Wales (“RDL”), and Cardcast Limited, a private limited company registered in England and Wales (“Cardcast”), entered into a Share Purchase Agreement (the “Purchase Agreement”).

Pursuant to the Purchase Agreement, and upon the terms and subject to the conditions described therein, ACI US has agreed to purchase all of the issued and outstanding shares of Retail Decisions, Inc., a New Jersey corporation, from Cardcast and ACI UK has agreed to purchase all of the issued and outstanding shares of Retail Decisions Europe Limited, a private limited company registered in England and Wales, from RDL for aggregate consideration of $205 million. The consummation of the Purchase Agreement is subject to the satisfaction of certain customary conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Purchase Agreement contains customary representations, warranties and covenants by the parties.

Commitment Letter

On July 21, 2014, in connection with the Purchase Agreement, ACI entered into a commitment letter (the “Commitment Letter”), pursuant to which, subject to the terms and conditions set forth therein, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner and Smith Incorporated committed to provide, as a source of funding for the transactions contemplated by the Purchase Agreement, financing of up to $150 million (the “Commitment”). The Commitment is subject to various customary conditions.

Item 8.01	Other Events.

On July 21, 2014, ACI issued a press release announcing that ACI US and ACI UK had entered into an agreement with RDL and Cardcast to acquire all of the issued and outstanding shares of Retail Decisions, Inc. and Retail Decisions Europe Limited. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

On July 21, 2014, ACI posted a presentation describing the transaction on its website (www.aciworldwide.com). A copy of such presentation is furnished as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Commitment Letter, dated July 21, 2014, by and among ACI Worldwide, Inc. and Bank of America, N.A. and Merrill Lynch, Pierce, Fenner and Smith Incorporated.

99.1	Press Release, dated July 21, 2014.

99.2	Investor Presentation Materials, dated July 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

Dated: July 25, 2014	By:	/s/ Dennis P. Byrnes
Dennis P. Byrnes
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Commitment Letter, dated July 21, 2014 by and among ACI Worldwide, Inc. and Bank of America, N.A. and Merrill Lynch, Pierce, Fenner and Smith Incorporated.

99.1	Press Release, dated July 21, 2014.

99.2	Investor Presentation Materials, dated July 21, 2014.